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                                                                   EXHIBIT 10.51

                              [MESSAGEMEDIA LOGO]


VIA FACSIMILE

September 30, 1999

Martin T. Johnson
1815 North Howe Street #F
Chicago, Illinois  60614


Dear Tork:

MessageMedia, Inc. ("MessageMedia" or the "Company") is pleased to offer you employment on the terms and conditions stated in this letter, contingent upon satisfactory reference checks. MessageMedia is offering you the position of Vice President and Chief Financial Officer. You will work at our facility located at 6060 Spine Road, Boulder, Colorado 80301. You will report to Larry Jones, President & CEO. Of course, MessageMedia may change your position, duties, and work location from time to time as it deems necessary. Your employment shall begin on the date on which you execute this Agreement.

Your rate of compensation will be $190,000 per year, less payroll deductions and all required withholdings. MessageMedia agrees that your base salary will not be reduced below $190,000 per year, unless the base salaries of other senior executives are also subject to reductions. You will receive annual performance reviews and annual consideration for salary increases. Your salary will be paid in periodic installments in accordance with MessageMedia's customary practices (as they may be changed by MessageMedia from time to time in its sole discretion). At present, MessageMedia pays employees semi-monthly. You will be eligible for all fringe benefits presently offered to senior executives. Details about such benefits are available for your review.

In addition to your base salary, you will be eligible to earn an annual performance bonus of up to 50% of your base salary, less applicable taxes, based upon performance targets to be defined by the CEO. Bonuses, if any, will be paid after the close of each fiscal year. The Company further agrees that you will receive an annual performance bonus of $23,750 for the period through December 31, 1999, less applicable taxes and all required withholdings ("1999 Bonus"), and an annual performance bonus of at least $47,500 for the period January 1, 2000 through December 31, 2000, less applicable taxes and all required withholdings ("2000 Bonus").. You will not be eligible to receive the 1999 Bonus if you voluntarily resign from the Company, or are terminated by the Company for Cause, as defined below, on or before December 31, 1999. You will not be eligible to receive the 2000 Bonus if you voluntarily resign from the Company, or are terminated by the Company for Cause, on or before December 31, 2000. If the company terminates your employment for a reason other than Cause (as defined below) before December 31, 1999, you



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will be eligible to receive a pro rata share of the 1999 Bonus but no portion of the 2000 Bonus. If the Company terminates your employment for a reason other than Cause (as defined below) between January 1, 2000 and December 31, 2000, you will be eligible to receive a pro rata share of the 2000 Bonus.

For your first eighteen (18) months of employment, the Company will also pay you a monthly housing allowance of $4,000 per month and a travel allowance of $1,300, less payroll deductions and all required withholdings. The travel allowance covers personal, non-business related travel between Chicago and Boulder for either yourself or your spouse. Any payments for a housing allowance or travel allowance shall end on the earlier of eighteen months after execution of this agreement or the date of termination of your employment, whether you resign or are terminated with or without cause.

You will be entitled to four weeks of paid vacation during your first year of service, which shall begin accruing monthly upon commencement of employment. You will be entitled to use two weeks of paid vacation during your first six months of service. Thereafter, vacation will be accrued in accordance with the provisions of the MessageMedia Employee Handbook.

You are eligible to receive an option to purchase 300,000 shares of the Company's Common Stock (the "Option"), with an exercise price per share equal to the fair market value of the Company's Common Stock on the date on which you begin your employment with MessageMedia ("Vesting Commencement Date"). To the maximum extent possible, the Option shall be an incentive stock option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. To the extent that any portion of the Option does not qualify as incentive stock options under Section 422 of the code, that the portion of the Option shall be treated as a nonstatutory stock option. This option will be issued in accordance with and subject to the terms and conditions of MessageMedia's 1995 Stock Option Plan.

The Option shall vest in accordance with the Company's standard form of option agreement under MessageMedia's 1995 Stock Option Plan, as amended, which, among other terms, conditions, and limitations, provides that 25% of the shares subject to the Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date, and an additional 1/48th of the shares subject to the option at the end of each one-month period thereafter shall vest and become exercisable, during the period in which you remain an employee and/or consultant of the Company.

Your employment is at-will and may be terminated at any time, with or without notice, with or without cause, by either you or the Company. If the Company terminates your employment without Cause, upon your furnishing to the Company
(1) an executed waiver and release form, releasing the Company from any claims you may have against it, including a release of any and all claims under the Federal Age discrimination in Employment Act of 1967, as amended, and (2) a recognition of your continuing obligations under the Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, then the Company will pay you an amount equal to twelve months of your then-current base salary, subject to standard payroll deductions and required withholdings ("Severance Benefit").

For purposes of this Agreement, "Cause" for termination will mean: That MessageMedia, acting in good faith based upon the information then known to MessageMedia, determines that you have engaged in (embezzlement, fraud, theft, misappropriation of corporate funds, or other acts of dishonesty; (2) serious misconduct in the performance of your job duties which is materially



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harmful to MessageMedia (including but not limited to sexual or other forms of harassment, and discrimination); (3) conduct which is likely to materially harm or materially harms MessageMedia's reputation in the community; (4) refusal to perform or substantially disregard of your assigned duties (including, but not limited to, refusal to travel, refusal to work the requested hours, failure to adequately perform job duties); (5) any material violation of any statutory, contractual, or common law duty to MessageMedia (including but not limited to fiduciary duties and the duty of loyalty), or (6) any material breach of any term of this Agreement, including the Proprietary Information and Inventions Agreement. In the event you are terminated for Cause, you will not be entitled to any Severance Benefit, but you will be entitled to all compensation, benefits and unreimbursed expenses (in accordance with MessageMedia's policy regarding expense reimbursement ) accrued through the date of termination. This definition of Cause is not intended and does not apply to any aspect of the relationship between MessageMedia and you, beyond determining your eligibility for receiving the Severance Benefit following termination by the Company. If you terminated for Cause, you agree and acknowledge that you will continue to be bound by the obligation set forth in Exhibit A, the Proprietary Information and Inventions Agreement.

You also will be eligible to receive the Severance Benefit if you render your resignation to MessageMedia, after notice to the Company, and within thirty days after the occurrence of one of the following, if such events occur at the Company's direction and without your consent: (1) you no longer report to the person acting as Chief Executive Officer of MessageMedia; (2) your base salary is decreased below $190,000 per year, unless the base salaries of other senior executives are also subject to reductions; (3) your duties are materially and permanently reduced, such that you no longer have the duties of a Chief Financial Officer; (4) you no longer have the title "Chief Financial Officer"; or (5) you are required to relocate your primary residence out of the metropolitan Chicago, Illinois area.

Mr. Johnson may not assign any rights or obligation arising under this Agreement. MessageMedia may assign any right or obligation arising under this Agreement. This Agreement shall bind the heirs, personal representatives, successors, executors, and administrators of each party, and insure to the benefit of each party, its heirs, and successors, MessageMedia shall take appropriate steps to ensure that its obligations under this letter agreement are binding on any successors and assigns of MessageMedia.

Should you accept this offer, your employment with MessageMedia will not be for a specified term and may be terminated with or without cause and with or without notice by you or by the Company at any time, for any reason or no reason. Any contrary representations or agreements which may have been made to you are superseded by this offer. The offer of employment described in this letter and your acceptance of such terms shall constitute the entire Agreement between you and MessageMedia concerning the nature and duration of your employment. The fact that the rate of your salary is stated in units of years or months, that any other payments (including housing allowance and travel allowance) are stated in units of years or months and that your vacation accrues annually does not alter the at-will nature of the employment, and does not mean and should not be interpreted to mean that you are guaranteed employment to the end of any period of time or for any period time. The "at will" term of your employment with MessageMedia can only be changed in a Writing signed by you and the President of the Company.



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One of the conditions of your employment with MessageMedia is the maintenance of the confidentiality of MessageMedia's proprietary and confidential information. You will be required, prior to or on your start date, to execute the Company's Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. In the performance of your duties for the Company, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

By joining MessageMedia, you are agreeing to abide by all laws and regulations, all Company policies and procedures, to acknowledge in writing that you have read and are bound by the Company's Employee Handbook, when a copy is provided to you, and that you are bound by the terms and conditions of the Company's Proprietary Information and Inventions Agreement. Violations of these policies may lead to immediate termination of employment. As required by law, this offer is subject to satisfactory proof of your right to work in the United States. Mr. Johnson agrees to be responsible for the payment of any taxes due from him as a result of any and all compensation provided MessageMedia, including but not limited to, any taxes arising from compensation, housing and travel allowances, benefits, incentive stock options, and nonstatutory stock options.

We are looking forward to having you join MessageMedia, Inc. If you wish to accept this offer, please sign below and return the fully executed letter prior to the expiration date of October 1, 1999. You should keep one copy of this letter for your own records.

Very truly yours,

MESSAGEMEDIA, INC.


---------------------------------                ------------------------------
Susan L. Morse                                   Date
VP of Human Resources



Acceptance:


---------------------------------                ------------------------------
Martin T. Johnson                                Date


CC: Larry Jones



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                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT
                                    COLORADO


         This Employee Proprietary Information and Inventions Agreement ("Agreement") is made in consideration for my employment or continued employment by MESSAGEMEDIA, INCORPORATED (the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:


1. NONDISCLOSURE.

1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" Shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To



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preclude any possible uncertainty, I have set forth on Exhibit A (Previous
Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

2.4 NONASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a

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witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company's Proprietary Information, I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and continuing until twelve months after my last day of employment with the Company, I will not (a) directly or indirectly induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) induce any supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4. COVENANT NOT TO COMPETE. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company's Proprietary Information, I agree that during my employment with the Company whether full-time or half-time and for a period of twelve months after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.

4.1 REASONABLE. I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company's Proprietary Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company's business value which will be imparted to me. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.2 As used herein, the terms:

         (i) "Restricted Business" shall mean the design, development, marketing or sales of e-mail based customer relationship management and direct marketing services or any computer program, product, process, system or service marketed, sold or under development by the Company at any time

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

during my employment with the Company. "Restricted Business" does not include consulting businesses which design and develop customer relationship management systems which include e-mail as one of many channels through which customers communicate.

         (ii) "Restricted Territory" shall mean the countries and territories in which the Company conducts business, and counties, cities, territories and states of the United States.

5. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

6. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.

7. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

8. RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

9. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

10. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

11. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

12. GENERAL PROVISIONS.

12.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION AND EXCLUSIVE FORUM. This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of Colorado and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of Colorado, and the state courts located in the County of Boulder, Colorado, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing

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


an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Boulder, Colorado.

12.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

12.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

12.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

12.5 EMPLOYMENT. I agree and understand that my employment is at-will which means I or the company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

12.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

12.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 through 4 and Sections 6 and 7 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement

         This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 1999.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:
       ----------------------


-----------------------------
Signature


-----------------------------
Printed Name


ACCEPTED AND AGREED TO:


-----------------------------

                                    EXHIBIT A


TO:      MESSAGEMEDIA, INCORPORATED

FROM:
         -------------------

DATE:
         -------------------

SUBJECT: PREVIOUS INVENTIONS

         1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by MESSAGEMEDIA, INCORPORATED that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         [ ]      No inventions or improvements.

         [ ]      See below:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         [ ]      Additional sheets attached.


         2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I woe to the following party(ies):

      INVENTION OR IMPROVEMENT          PARTY(IES)            RELATIONSHIP
1.
      -----------------------      -------------------     -------------------
2.
      -----------------------      -------------------     -------------------
3.
      -----------------------      -------------------     -------------------

         [ ]      Additional sheets attached.


                                      A-1